EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS





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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Post-Effective Amendment No. 1 to Form S-1 registration statement of Global Green, Inc. our report dated March 23, 2012 on our audit of the financial statements of Global Green, Inc. as of December 31, 2011 and 2010 and the results of its operations and cash flows for the years then ended and for the period from inception (July 12, 2004) to December 31, 2011, and the reference to us under the caption "Experts".


/s/ Accell Audit & Compliance, P.A.



Tampa, Florida
April 25, 2012